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                                                                   EXHIBIT 10.17



                                Heiko H. Thieme
                          1370 Avenue of the Americas
                           New York, New York  10019



                                 April 17, 1996




Credit Depot Corporation
Wachovia Center
Suite 700
Gainesville, GA  30501

Gentlemen:

     This confirms that for good and valuable consideration, the receipt and sufficiency of which you have acknowledged, you have agreed to the following:

     The conversion and/or exercise prices of the securities described in Exhibit A hereto (the "Securities") shall be adjusted, in addition to any other adjustments that are required to be made thereto, pursuant to their governing instruments (the "Other Adjustments") as follows.

      1. The conversion or exercise price for any conversion or exercise of the Securities shall be adjusted to a price equal to the weighted average of the price or prices of any shares of Common Stock of Credit Depot (the "Weighted Average Price"), other than "Excluded Securities" (as defined below), on a cumulative basis, sold by Credit Depot on or after the date hereof; provided that there shall be no adjustment for any Common Stock issued on or after April 16, 1998. The Weighted Average Price shall be computed by dividing (a) the product of (i) the aggregate sales prices of such common stock and (ii) the number of shares of such common stock by
           (b) the number of shares of such common stock; provided however that no price adjustment which increases the conversion or exercise price from the conversion or exercise price then in effect shall be effective as to any holder until 20 days after written notice thereof has been furnished to the holder. The provisions of this paragraph shall not apply retroactively to any Security which has been converted or exercised prior to the date of the adjustment.

      2. In no event shall the provisions of this Agreement cause the conversion or exercise prices of any of the Securities to be increased from their respective present conversion or exercise prices.




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      3.   In the event that on or after the date hereof Credit Depot issues any securities convertible into or exercisable for Common Stock other than pursuant to the Securities (the "Additional Securities"), the shares of Common Stock underlying the Additional Securities shall be deemed to have been sold by Credit Depot at the respective conversion or exercise prices thereof; provided that if the conversion or exercise price of the underlying Common Stock is not then determinable or is based on future events, such shares of Common Stock shall not be deemed to be issued until the price is determinable or such event has occurred and the conversion or exercise price shall be subject to adjustment pursuant to paragraph 1 as a result of any such issuance occurring prior to April 16, 1998 at the time of such determination even if the price is determined after such date.

      4. No adjustment shall be made hereunder until an aggregate of 34,000 shares of Common Stock (other than Common Stock excluded pursuant to paragraph 6 hereof) shall have been issued by the Company.

      5. Any adjustment in the conversion price pursuant to this letter agreement shall also adjust the conversion price for purposes of determining the redemption or call price of the Securities for which the adjustment is made.

      6. The following issuances ("Excluded Securities") shall be excluded from the adjustments set forth herein other than the Other Adjustments (except to the extent excluded pursuant to the terms of the governing instruments related to the Securities):

            (i) shares of capital stock issued pursuant to a stock dividend or a stock split or other subdivision or recombination of shares;

            (ii) Common Stock issued by the Corporation in an underwritten public offering at not less than 87.5% of the then conversion or exercise price or which is consented to in writing by Thieme, which consent may be withheld for any reason whatsoever;

            (iii) securities issued or issuable on exercise of the
                  Securities.

            (iv)  issuances of warrants or rights to acquire Common
                  Stock in connection with bona fide commercial loans or warehouse facilities with banks, trust companies or financial institutions, which are consented to in writing by Thieme, which consent may be withheld for any reason whatsoever.

     Any adjustment pursuant to this letter agreement can be waived by Thieme without the consent of the holders of the Securities.


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     You have further agreed that the foregoing shall inure to the benefit of the present and future holders of all of the Securities and shall be enforceable by such holders. You agree to take all requisite corporate action to effectuate the foregoing. The provisions of this Agreement may be modified or amended by the vote of a majority (determined based on the number of shares of Common Stock into which the Securities are convertible) of the Securities.

     If the foregoing conforms to our agreement, please so indicate by executing a copy of this letter and returning it to me.


                                     Sincerely,



                                     ------------------------------
                                     Heiko H. Thieme




AGREED, CONFIRMED AND ACCEPTED
THIS 19TH DAY OF APRIL, 1996
CREDIT DEPOT CORPORATION



By:
     --------------------------------





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                                   Exhibit A



Convertible Mortgage Participations Warrants and Placement Agent Warrants; as described in the Confidential Placement Memorandum dated June 16, 1995.

9% Cumulative Convertible Preferred Stock Warrants and Placement Agent Warrants (to the extent exercisable for Common Stock), as described in Confidential Placement Memorandum dated August 18, 1995 as supplemented on October 2, 1995.

9% Cumulative Convertible Preferred Stock and Warrants underlying Convertible Mortgage Participations, to be issued pursuant to Confidential Placement Memorandum with Verwaltungs AG.

Any 8% Senior Subordinated Convertible Notes due 2004 purchased by persons who are customers or clients of Thieme.



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